Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of Delaware Group
Equity Funds IV

In planning and performing our
audits of the financial statements
of Delaware Group Equity Funds IV
("the Trust") for the year ended
September 30, 2004, we considered
its internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinions
on the financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with U.S. generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future
periods is subject to the risk that
it may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.



Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards of the
Public Company Accounting Oversight
Board (United States).  A material
weakness is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the
financial statements being audited
may occur and not be detected
within a timely period by employees
in the normal course of performing
their assigned functions.  However,
we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of September 30, 2004.

This report is intended solely for
the information and use of the
Board of Trustees and management of
the Trust and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.



Philadelphia, Pennsylvania
November 5, 2004